LP Reports Second Quarter 2017 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported results today for the second quarter of 2017, which included the following:

•	Sales for the second quarter of $694 million were higher by 19 percent compared to the year ago quarter.

•	Net income was $95 million ($0.65 per diluted share).

•	Non-GAAP adjusted income from operations was $84 million ($0.58 per diluted share).

•	Adjusted EBITDA for the second quarter was $164 million compared to $99 million in the second quarter of 2016.
Cash and cash equivalents were $740 million as of June 30, 2017.

“LP’s strong financial results were driven by improved demand for our products and higher OSB pricing,” Chief Executive Officer Brad Southern said. “Siding and EWP both generated revenue growth in excess of 10 percent with OSB pricing higher by 26 percent.”

“I’m pleased to start my tenure as CEO on such a positive note,” added Southern, who became LP’s fifth CEO on July 1.

SECOND QUARTER RESULTS

For the second quarter of 2017, LP reported net sales of $694 million, up from $582 million in the same quarter of 2016. LP reported net income of $95 million, or $0.65 per diluted share, as compared to $32 million, or $0.22 per diluted share for the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was $164 million compared to $99 million in the second quarter of 2016. Increases in OSB pricing sold in North America accounted for $71.0 million increase in both operating results and Adjusted EBITDA.

YEAR TO DATE RESULTS

For the six months ended June 30, 2017, LP reported net sales of $1.3 billion compared to $1.1 billion in the first six months of 2016. For the first six months of 2017, LP reported net income of $150 million, or 1.02 per diluted share, compared to $42 million, or $0.29 per diluted share, for the same period in 2016. Adjusted EBITDA for the first six months of 2017 was $276 million compared to $151 million for 2016. Increases in OSB pricing sold in North America accounted for $128 million increase in both operating results and Adjusted EBITDA.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line and a minor amount of OSB. These products are used in new construction, repair and remodeling and non-residential markets. The Siding segment reported net sales of $231 million in the second quarter of 2017, an increase of $24 million from $207 million in the year-ago second quarter. For the second quarter of 2017, the Siding segment reported operating income of $49 million compared to $42 million in the year-ago quarter. The Siding segment reported $56 million in Adjusted EBITDA, an increase of $7 million compared to the second quarter of 2016. The increase in OSB sales prices sold in this segment accounted for approximately $3 million of the increase in both operating results and Adjusted EBITDA.

For the first six months, Siding reported sales of $445 million, up 15 percent from the prior year and had an operating income of $89 million compared to $69 million in 2016. Adjusted EBITDA for the first six months of 2017 was $105 million compared to $84 million in 2016.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales of $325 million, a $72 million increase from $253 million of net sales in the second quarter of 2016. For the second quarter of 2017, the OSB segment reported operating income of $103 million compared to $44 million in the second quarter of 2016. The OSB segment's Adjusted EBITDA increased by $59 million compared to the second quarter of 2016. For the second quarter of 2017, sales volumes were flat with the same quarter of 2016 and sales prices increased by 26 percent. The increase in selling price favorably impacted operating results and Adjusted EBITDA by approximately $68 million for the quarter as compared to the second quarter of 2016.

For the first six months, OSB reported sales of $593 million, up 26 percent from the prior year and had an operating income of $163 million compared to $59 million in 2016. Adjusted EBITDA for the first six months of 2017 was $193 million compared to $89 million in 2016. For the first six months, sales volumes increased 1 percent and sales prices increased 26 percent. The increase in selling price favorably impacted results and adjusted EBITDA by approximately $122 million for the first six months as compared to 2016.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP reported net sales of $94 million in the second quarter of 2017, up 21 percent from the year-ago quarter. Operating income increased to $5 million for the second quarter of 2017 compared to a $1 million in the second quarter of 2016. For the second quarter, the EWP segment showed an increase of $5 million in Adjusted EBITDA as compared to the same quarter in 2016.

For the first six months, EWP reported sales of $176 million, up 18 percent from the prior year and had an operating income of $6 million compared to an operating loss of $2 million in 2016. Adjusted EBITDA for the first six months of 2017 was $13 million compared to $5 million in 2016.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. The segment reported net sales in the second quarter of 2017 of $39 million, down $2 million from $41 million in the second quarter of 2016. Operating income decreased from $7 million to $6 million for the second quarter of 2017 compared to the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was $8 million compared to $9 million in 2016.

For the first six months, South America reported sales of $77 million, up 7 percent from the prior year and had an operating income of $11 million compared to $12 million in 2016. Adjusted EBITDA for the first six months of 2017 was $15 million compared to $16 million in 2016.

COMPANY OUTLOOK

“Despite concerns about lot availability and labor shortages constraining new construction, we are encouraged by the year-over-year increase in single-family starts, “Southern said.  “In the second half of the year, we will remain focused on sustainable improvements and growth in all of our businesses, including continued siding growth and launching of new specialty products.”

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$694.1	$582.4	$1,305.0	$1,087.0

Income from operations	$132.9	$52.2	$205.6	$71.1

Income before taxes and equity in income of unconsolidated affiliates	$128.8	$46.4	$198.2	$59.6

Non-GAAP adjusted income	$84.1	$40.0	$132.5	$49.5

Net income	$94.5	$31.7	$149.5	$42.0

Net income per share - diluted	$0.65	$0.22	$1.02	$0.29

Weighted average shares of common stock outstanding - diluted	146.2	145.2	146.0	145.1

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$694.1	$582.4	$1,305.0	$1,087.0
Operating costs and expenses:
Cost of sales	485.7	443.1	940.7	858.6
Depreciation and amortization	29.6	28.5	60.2	56.4
Selling and administrative	47.0	46.5	95.6	88.8
(Gain) Loss on sale or impairment of long-lived assets, net	(3.1)	0.7	(2.5)	0.7
Other operating credits and charges, net	2.0	11.4	5.4	11.4
Total operating costs and expenses	561.2	530.2	1,099.4	1,015.9
Income from operations	132.9	52.2	205.6	71.1

Non-operating income (expense):
Interest expense, net of capitalized interest	(4.9)	(9.3)	(9.9)	(17.3)
Investment income	2.3	2.1	4.3	3.9
Other non-operating items	(1.5)	1.4	(1.8)	1.9
Total non-operating income (expense)	(4.1)	(5.8)	(7.4)	(11.5)

Income before taxes and equity in income of unconsolidated affiliates	128.8	46.4	198.2	59.6
Provision for income taxes	36.0	16.2	51.5	20.6
Equity in income of unconsolidated affiliates	(1.7)	(1.5)	(2.8)	(3.0)
Net income	$94.5	$31.7	$149.5	$42.0

Net income per share of common stock:
Net income per share - basic	$0.65	$0.22	$1.04	$0.29
Net income per share - diluted	$0.65	$0.22	$1.02	$0.29

Weighted average shares of stock outstanding - basic	144.5	143.4	144.3	143.1
Weighted average shares of stock outstanding - diluted	146.2	145.2	146.0	145.1

CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$740.0	$659.3
Receivables, net of allowance for doubtful accounts of $1.0 million at June 30, 2017 and December 31, 2016	153.8	108.3
Inventories	221.7	234.6
Prepaid expenses and other current assets	9.3	6.1
Current portion of notes receivable from asset sales	22.2	—
Assets held for sale	8.7	8.2
Total current assets	1,155.7	1,016.5
Timber and timberlands	52.6	53.5
Property, plant and equipment	2,436.2	2,410.8
Accumulated depreciation	(1,569.4)	(1,527.6)
Property, plant and equipment, net	866.8	883.2
Goodwill	9.7	9.7
Notes receivable from asset sales	—	22.2
Investments in and advances to affiliates	7.2	6.2
Restricted cash	13.2	13.2
Other assets	56.1	22.4
Long-term deferred tax asset	1.5	4.3
Total assets	$2,162.8	$2,031.2
LIABILITIES AND EQUITY
Current portion of long-term debt	$1.5	$2.6
Current portion of limited recourse notes payable	22.0	—
Accounts payable and accrued liabilities	203.7	222.8
Current portion of contingency reserves	3.4	3.4
Total current liabilities	230.6	228.8
Long-term debt, excluding current portion	352.6	374.4
Deferred income taxes	37.5	27.7
Contingency reserves, excluding current portion	12.4	12.7
Other long-term liabilities	181.3	191.9
Stockholders’ equity:
Common stock	153.4	153.4
Additional paid-in capital	475.2	478.2
Retained earnings	1,039.8	890.3
Treasury stock	(179.2)	(189.0)
Accumulated comprehensive loss	(140.8)	(137.2)
Total stockholders’ equity	1,348.4	1,195.7
Total liabilities and stockholders’ equity	$2,162.8	$2,031.2

CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts n millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94.5	$31.7	$149.5	$42.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.6	28.5	60.2	56.4
Equity in income of unconsolidated affiliates, including dividends	(0.4)	(0.2)	(1.0)	0.3
(Gain) loss on sale or impairment of long-lived assets, net	(3.1)	0.7	(2.5)	0.7
Other operating credits and charges, net	2.0	11.4	5.4	11.4
Stock-based compensation related to stock plans	1.9	3.2	6.0	6.2
Exchange (gain) loss on remeasurement	1.5	(0.8)	1.7	(0.7)
Cash settlements of warranties, net of accruals	(2.4)	(3.3)	(5.6)	(6.8)
Pension expense, net of contributions	(2.1)	1.0	(0.7)	1.4
Non-cash interest (income) expense, net	0.1	(0.2)	0.2	0.2
Other adjustments, net	(0.6)	(0.4)	(0.3)	(0.7)
Changes in assets and liabilities:
Increase in receivables	(5.1)	(3.3)	(44.8)	(51.1)
(Increase) decrease in inventories	37.8	18.9	13.0	(8.0)
Increase in prepaid expenses	(2.7)	(3.7)	(3.3)	(2.6)
Increase (decrease) in accounts payable and accrued liabilities	14.6	10.3	(5.3)	36.3
Increase (decrease) in income taxes	(24.8)	15.3	(10.9)	19.2
Net cash provided by operating activities	140.8	109.1	161.6	104.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(19.6)	(24.8)	(45.7)	(51.1)
Proceeds from sales of assets	3.2	0.1	3.2	0.1
Increase in restricted cash under letters of credit/credit facility	—	(0.3)	—	(0.3)
Payment of long-term deposit	(32.0)	—	(32.0)	—
Other financing activities	(0.1)	(0.3)	—	(0.2)
Net cash used in investing activities	(48.5)	(25.3)	(74.5)	(51.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(0.1)	(6.8)	(1.3)	(7.9)
Sale of common stock, net of cash payments under equity plans	(0.8)	(0.2)	(0.4)	(0.1)
Taxes paid related to net share settlement of equity awards	(0.1)	(7.2)	(4.8)	(8.1)
Net cash used in financing activities	(1.0)	(14.2)	(6.5)	(16.1)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(0.8)	1.0	0.1	3.5
Net increase in cash and cash equivalents	90.5	70.6	80.7	40.1
Cash and cash equivalents at beginning of period	649.5	404.2	659.3	434.7
Cash and cash equivalents at end of period	$740.0	$474.8	$740.0	$474.8

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2017	2016	2017	2016
Net sales:
Siding	$231.0	$207.2	$445.0	$388.5
OSB	325.0	252.8	593.4	469.8
EWP	94.2	78.0	176.3	149.8
South America	38.7	41.0	76.5	71.5
Other	7.1	6.6	15.8	12.7
Intersegment sales	(1.9)	(3.2)	(2.0)	(5.3)
	$694.1	$582.4	$1,305.0	$1,087.0
Operating profit (loss):
Siding	$48.5	$41.8	$88.7	$68.7
OSB	102.6	44.0	163.0	59.3
EWP	5.1	0.5	5.7	(2.0)
South America	5.5	6.9	10.6	12.0
Other	(0.9)	(0.2)	(1.1)	(0.6)
Other operating credits and charges, net	(2.0)	(11.4)	(5.4)	(11.4)
Gain (loss) on sale or impairment of long-lived assets, net	3.1	(0.7)	2.5	(0.7)
General corporate and other expenses, net	(27.3)	(27.2)	(55.6)	(51.2)
Interest expense, net of capitalized interest	(4.9)	(9.3)	(9.9)	(17.3)
Investment income	2.3	2.1	4.3	3.9
Other non-operating items	(1.5)	1.4	(1.8)	1.9
Income from operations before taxes	130.5	47.9	201.0	62.6
Provision for income taxes	36.0	16.2	51.5	20.6
Net income	$94.5	$31.7	$149.5	$42.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES
The following table sets forth production volumes for the quarter and six months ended June 30, 2017 and 2016.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Wood-based siding, million square feet 3/8" basis	335	354	684	685
Oriented strand board, million square feet 3/8" basis	1,098	1,095	2,153	2,146
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	95	74	162	137
Engineered I-Joist, million lineal feet (1)	24	21	45	39
Laminated veneer lumber (LVL) and laminated strand lumber (LSL), million cubic feet (1) (2)	3.0	2.6	5.8	5.1

(1) Includes purchases of products from joint ventures or purchased under contract manufacturing arrangements.
(2) Includes LVL and LSL production which is used in the production of I-Joist as well as sold as end products.